SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC  20549



                                   FORM 8-K
                                Current Report



                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934




                      Date of Report:     February 11, 1997
                        (Date of earliest event reported)



                              HOLLY HOLDINGS, INC.
              Exact name of registrant as specified in its charter



         New Jersey                       1-12668               22-3172149
State of other jurisdiction          Commission File No.      I.R.S. Employer
of incorporation or organization                              ID No.



          200 Monument Road, Suite 10, Bala Cynwyd, Pennsylvania  19004
                    (Address of principal executive offices)


Registrant's telephone number, including area code:     (610) 617-0400



          (Former name or former address if changed since last report)

Item 9.     Sales of Equity Securities Pursuant to Regulation S

     On February 11, 1997, Holly Holdings, Inc. (the "Company") closed an offering of 37,500, $10.00 Series E Convertible Preferred Stock (the "Series E Stock"), resulting in gross proceeds of $375,000. The Series E Stock was offered through Baytree Associates, Inc. acting as placement agent. Each share of Series E Preferred Stock is convertible into shares of the Company's Common Stock at the rate determined by dividing $10.00 by the lesser of 75% of the closing bid price as reported by NASDAQ, of the Company's Common Stock on the date of closing of the subscription or 65% of the average closing bid price for the five (5) trading days immediately preceding the date of conversion.

     The offering was made only to "non-U.S. Persons" as defined in Regulation S and the aggregate commission, expenses and legal fees related to the offering totaled $60,000.

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              HOLLY HOLDINGS, INC.



                              By:  ____/s/ William Patrowicz___________
                                       William Patrowicz, President
                                       and Director

Date:  February 26, 1997